Exhibit 99.2

IndyMac Bancorp, Inc. Third Quarter Earnings Review

Forward-Looking Statements Certain statements contained in this presentation may be deemed to be forward-looking statements within the meaning of the federal securities laws. The words "anticipate," "believe," "estimate," "expect," "project," "plan," "forecast," "intend," "goal," "target," and similar expressions identify forward-looking statements that are inherently subject to risks and uncertainties, many of which cannot be predicted or quantified. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including, the effect of economic and market conditions including industry volumes and margins; the level and volatility of interest rates; IndyMac's hedging strategies, hedge effectiveness and asset and liability management; the accuracy of estimates used in determining the fair value of financial assets of IndyMac; the credit risks with respect to our loans and other financial assets; the actions undertaken by both current and potential new competitors; the availability of funds from IndyMac's lenders and from loan sales and securitizations to fund mortgage loan originations and portfolio investments; the execution of IndyMac's growth plans and ability to gain market share in a significant market transition; the impact of disruptions triggered by natural disasters, including the assessment of the effects of the Gulf Coast Hurricanes and the effects of any future hurricanes; the impact of current, pending or future legislation, regulations or litigation; and other risk factors described in the reports that IndyMac files with the Securities and Exchange Commission, including the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and its reports on Form 8-K. While all of the above items are important, the highlighted items represent those that, in management's view, merit increased focus given current conditions.

Overview Third Quarter 2005 Results And Q4 05 Forecast Mortgage Credit Quality And The Housing Market Historical Returns and Performance

Q3 05 EPS Of $1.18 Up 34% Over Prior Year…Excluding Hurricane Charges, Operating EPS Was Highest Ever At $1.23

Key Performance Metrics ($ in millions)		Q3 05		Q2 05	% change Q/Q		Q3 04	% change Y/Y
Income Statement								
Net revenues [1]	$	283	$	289	-2%	$	215	31%
Expenses [1]	$	151	$	151	0%	$	122	24%
Net earnings [1]	$	79	$	83	-5%	$	56	40%
EPS[1]	$	1.18	$	1.26	-6%	$	0.88	34%
Balance Sheet								
Assets at period end	$	19,628	$	19,416	1%	$	16,140	22%
Equity	$	1,480	$	1,405	5%	$	1,216	22%
Book value per share	$	23.06	$	22.12	4%	$	19.64	17%
Earnings Statistics								
Return on equity		22%		25%	-11%		19%	21%
Thrift net interest margin		1.96%		1.93%	2%		2.03%	-3%
Mortgage banking revenue margin		1.23%		1.64%	-25%		1.68%	-27%
Efficiency ratio		53%		52%	2%		56%	-5%
Operating expenses to loans produced (bps)		86		102	-16%		115	-25%
Key Drivers								
Average interest-earning assets	$	21,122	$	18,561	14%	$	15,862	33%
Loans serviced for others	$	73,787	$	63,676	16%	$	44,501	66%
Mortgage loans produced	$	16,950	$	14,199	19%	$	10,341	64%
Market share [2]		2.19%		1.84%	19%		1.60%	37%
Pipeline of mortgage loans	$	8,945	$	8,294	8%	$	6,433	39%
Industry Assumption								
Mortgage market [3]		$775,000		$770,000	1%		$646,000	20%

(1) Earnings for Q3 05 are net of charges totaling $3.1 million net of tax, or $0.05 per share, related to Gulf Coast Hurricanes. Earnings for Q3 04 are presented on a pro forma basis, excluding the impact related to implementation of SAB 105. A full reconciliation of GAAP and pro forma amounts is included in the Appendix. Operating earnings in Q2 05 were $1.21, as previously reported.
(2) Based on MBA October Mortgage Finance Long-Term Forecast, see Form 10-Q for further description of market share.

IndymacBancorp, Inc

www.indymacbank.com ■ Raise your expectations.®

Based on MBA October Forecast. Data obtained from National Mortgage News, adjusted for consolidations and company press releases. 1999 marked the beginning of IndyMac's transition to a depository institution and transition of business to e-MITS. IndyMac's Market Share Increased 37% Over Q3 04...53% Of Increase Was Attributed To Growth In Core Businesses, Remaining 47% Of Increase Was Related To Expansion Of Lower Margin Conduit Volumes (3) % Contribution to Market Share Growth Mortgage Production Indexed to Q1 99 0.40% Market Share 2.19% Market Share Q305 Q304 Q1 99 CAGR from Q1 99 Y/Y % change Industry volume 775,000 $ 646,000 $ 373,000 $ 12% 20% Top five mortgage lenders 415,250 $ 291,079 $ 147,262 $ 17% 43% IndyMac's mortgage production 16,950 $ 10,341 $ 1,507 $ 45% 64% IndyMac's market share 2.19% 1.60% 0.40% 30% 37%

Lower Mortgage Banking Revenue Margin Primarily Driven By Increases In Conduit Volume at Tighter Margins...Year Over Year Margins On Core Products Have Been Relatively Stable IndyMac reentered the conduit bulk business in 2003 Spread income represented 27% of mortgage banking revenue in Q3 04 compared to 21% of mortgage banking revenue in Q3 05...decrease year over year was primarily due to compression in non-hedged mortgage banking net interest margin of 125 bps Although total mortgage banking revenue margins are down, improvement of cost efficiencies through scalability of infrastructure resulted in continued strong returns on equity...55% for the mortgage production division in Q3 05 MBR margin represents mortgage banking revenue (gain on sale, net interest income and fees) divided by the loan principal sold $ in billions $ Sold MBR Margin $ Sold MBR Margin $ Sold MBR Margin Conduit 4.3 $ 0.32% 2.3 $ 0.32% 0.8 $ 1.14% 12 MAT Option ARM 3.7 1.73% 3.2 3.04% 3.3 1.92% Financial Freedom 0.8 2.90% 0.6 2.89% 0.4 2.84% Core Products 6.8 1.34% 5.4 1.24% 4.4 1.50% Total 15.6 $ 1.23% 11.5 $ 1.64% 8.9 $ 1.68% Excluding Conduit 11.3 $ 1.57% 9.2 $ 1.98% 8.1 $ 1.74% Q3 05 Q2 05 Q3 04

Thrift Net Interest Margin And ROE Have Remained Relatively Stable Despite Eleven Fed Rate Increases Since June 2004, Contracting Only 6 bps Compared To Fed Increases Of 275 bps Thrift margin change - 6 bps Fed funds rate change - +275 bps Interest Rates ROE Q1 04 Q2 04 Q3 04 Q4 04 Q1 05 Q2 05 Q3 05 Fed Funds Rate 1.00% 1.25% 1.75% 2.25% 2.75% 3.25% 3.75% Spread 10 year Treasury to 1 month LIBOR 2.75% 3.21% 2.28% 1.82% 1.61% 0.59% 0.46% Thrift NIM 2.02% 2.02% 2.03% 1.91% 2.26% 1.93% 1.96% Thrift ROE 24% 34% 26% 23% 25% 23% 23%

IndyMac Has A Strong Track Record Of Market Share Gains, Earnings And ROE And We Project EPS Of $1.18 For Q4 05...What Does This Mean For 2006? 565,000 2006 Quarterly Average 6.6% ? ? ? ? Industry IndyMac Environment Operating Statistics Industry Volume (millions) Avg. Mortgage Rate Market Share MBR Margin EPS ROE Q3 04 646,000 5.9% 1.60% 1.68% $0.88 19% Q4 04 675,000 5.7% 1.66% 1.68% $0.91 19% Q1 05 620,000 5.8% 1.87% 1.83% $1.01 21% Q2 05 770,000 5.7% 1.84% 1.64% $1.26 25% Q3 05 775,000 5.7% 2.19% 1.23% $1.18 22% Fcst Q4 05 612,000 6.2% 2.72% 1.16% $1.18 21%

While Future Mortgage Volumes And Margins Remain Uncertain, Given The Stability Provided By The Servicing And Thrift Segments, 2006 EPS Is Expected To Be Higher Than 2005 And The $5.00 Consensus Estimate Appears Reasonable To Us

Assumed ROE Ranges	
Thrift	20% - 25%
Mortgage Banking	
Servicing	15% - 20%
Production	?????

Low End for Thrift & Servicing ROE

$ in millions		Projected Average Capital	ROE		Earnings		Earnings per share
Thrift	$	768	20%	$	154	$	2.20
Mortgage Banking							
Servicing		304	15%		46		0.65
Production		575	40%		230		3.30
Overhead and other		39			(105)		(1.50)
Total Company	$	1,685	19%	$	325	$	4.65

$ in millions		Projected Average Capital	ROE		Earnings		Earnings per share
Thrift	$	768	20%	$	154	$	2.20
Mortgage Banking							
Servicing		304	15%	$	46		0.65
Production		575	47%		272		3.90
Overhead and other		39		$	(105)		(1.50)
Total Company	$	1,685	22%	$	366	$	5.25

High End for Thrift & Servicing ROE

$ in millions		Projected Average Capital	ROE		Earnings		Earnings per share
Thrift	$	768	25%	$	192	$	2.75
Mortgage Banking							
Servicing		304	20%	$	61		0.87
Production		575	31%		177		2.53
Overhead and other		39		$	(105)		(1.50)
Total Company	$	1,685	19%	$	325	$	4.65

$ in millions		Projected Average Capital	ROE		Earnings		Earnings per share
Thrift	$	768	25%	$	192	$	2.75
Mortgage Banking							
Servicing		304	20%	$	61		0.87
Production		575	38%		219		3.13
Overhead and other		39		$	(105)		(1.50)
Total Company	$	1,685	22%	$	366	$	5.25

In every scenario above, the production ROEs are below both the average ROE since the refi-boom of 72% and the Q3 05 ROE of 55%

The above are assumed to include impact of stock options

IndymacBancorp, Inc

www.indymacbank.com ■ Raise your expectations.®

Mortgage Credit Quality And The Housing Market

IndyMac's Balance Sheet Consists Of High Credit Quality Assets: 86% Of Earning Assets Are Low Credit Risk

As of September 30, 2005	Total Assets	% of Earning Assets	Avg. LTV/ CLTV(2)	Original Avg. FICO	Current LTV/ CLTV(3)	Seasoning (months)
(in millions)						
Cash	$ 308	2%	N/A	N/A	N/A	N/A
Investment grade securities (97% AAA)	3,533	19%	N/A	N/A	N/A	N/A
Prime mortgage loans held for sale	3,695	20%	73%	708	70%	3.6
Prime mortgage loans held for investment	5,476	29%	72%	718	59%	21.2
FHLB Stock	539	3%	N/A	N/A	N/A	N/A
Consumer construction loans	1,593	8%	74%	712	66%	7.3
Mortgage servicing rights	941	5%	N/A	N/A	N/A	N/A
Low credit risk portfolios	16,085	86%	73%	714	64%	13.1
Subprime mortgage loans held for sale	756	4%	78%	633	77%	1.8
HELOCs(1)	584	3%	78%	728	74%	7.1
Closed end seconds	365	2%	95%	663	92%	3.0
Builder construction loans	841	4%	71%	N/A	61%	8.9
Non-investment grade securities	207	1%	N/A	N/A	N/A	N/A
Total earning assets	18,838	100%	74%	708	66%	11.7
Other assets	790					
Total assets	$ 19,628					

(1) Held for sale and held for investment
(2) LTVs on first liens and combined LTVs on second liens. CLTV on prime mortgage loans held for sale and held for investment are 79% and 77%, respectively. CLTV on subprime mortgages held for sale is 87%. IndyMac does not hold subprime loans or closed end seconds for investment.
(3) Based on OFHEO HPI

imb IndymacBancorp, Inc

www.indymacbank.com ■ Raise your expectations.®

Since 1995, Construction-to-Permanent NPL's Have Been 34% Lower Than SFR NPL's On Average, With 27% Lower Charge-offs

Loan Type	10yr Avg. NPL	10yr Avg. C/O
CTP	93 bps	11 bps
SFR	141 bps	15 bps


Held-for-Investment Charge-offs, 1995 to present
Percent of average balance
1.00%
0.90%
0.80%
0.70%
0.60%
0.50%
0.40%
0.30%
0.20%
0.10%
0.00%
1995
1996
1997
1998
1999
2000
2001
2002
2003
2004
2005 3Q
SFR
CTP

- Construction-to-Permanent loans
  - Provide single family residential construction financing to high-credit-quality individual owner-occupiers, building their custom "dream home" or second home. No spec loans.
  - Underwritten just like SFR Firsts – with higher credit requirements
  - Roll to permanent SFR firsts upon construction completion (~11 months on average)
- Owner-borrowers are very high-quality
  - Avg. Loan Commitment $436K
  - Avg. original LTV of 74%...current LTV based on OFHEO HPI of 66%
  - Avg. FICO: 712

imb IndymacBancorp, Inc

www.indymacbank.com ■ Raise your expectations.®

Production Trends On S&P Evaluated Production Reflects Relatively Stable Credit Characteristics Year Over Year (1) While IndyMac production is evaluated using the S&P LEVELS model, this data is not audited or endorsed by S&P. S&P Evaluated Production excludes second liens, HELOC, reverse mortgages, construction loans, and warehousing lending. Balance in $MM FICO CLTV Total Q305 Production 17,537 $ NA NA Less: Consumer Construction (1,039) 721 74 Closed End Seconds (514) 686 95 HELOCs (592) 720 82 Reverse Mortgages (835) NA 54 Subdivision Construction (539) NA 71 Warehouse Lending (48) NA NA Subtotal (3,567) 712 73 Total Production Evaluated By S&P LEVELS Model (1) 13,970 $ 703 77 IndyMac Total Production Reconciled To Loans Evaluated By S&P LEVELS Model S&P Evaluated Production (1) $ in MMs 9/30/04 9/30/05 Evaluated Production 8,384 $ 13,970 $ Avg. Loan Size 242,211 $ 279,511 $ S&P Lifetime Loss 0.49% 0.50% LTV 74% 73% CLTV 77% 77% FICO 698 703 Product Fixed 28% 29% 12MAT Option ARMs 28% 31% Hybrid/ARM 15% 10% Hybrid ARM I/O 28% 30% Other 1% 0% Total 100% 100% Doc Type Full Doc 41% 30% Occupancy Type Primary Home 89% 89% Second Home 3% 3% Investment 8% 8% Total 100% 100% Geographic No. California 16% 16% So. California 29% 27% Other 55% 57% Total 100% 100% Loan Characteristics

Payment Histories Show Borrowers Are Prudently Utilizing The Options Offered In The 12MAT Option ARM Loans…Credit Characteristics Of The 12MAT Option ARM Are Generally Stronger Than Other Products

$ in millions	12MAT Option ARMs Total Serviced	12MAT Option ARMs Held In Our Investment Portfolio	Q3 05 Production 12MAT Option ARM	Q3 05 Production Other Production
Statistics:				
Balance	$19,800	$1,038	$4,287	$9,683
Average loan size (in thousands)	$306	$460	$328	$243
Original weighted average CLTV	74%	72%	75%	79%
Weighted average CLTV assuming all borrowers reach 110% cap	81%	79%	82%	NA
Original weighted average FICO	707	714	707	702
Weighted average debt to income	33%	33%	34%	38%
% of borrowers opting to make 12 consecutive minimum payments in first year of loan	9.6%	5.6%	NA	NA
Seasoning of portfolio (in months)	9	19	NA	NA
90+ Delinquencies	0.06%	0.25%	NA	NA
S&P estimated lifetime losses	NA	NA	0.43%	0.53%
Rollforward of original CLTV to current CLTV:				
Original CLTV	74.0%	72.3%		
Add: Negative amortization	0.2%	0.0%		
Less principal payments	-0.5%	-0.3%		
Less average increase in home value(1)	6.7%	12.6%		
Current CLTV	67.0%	59.4%		

IndyMac Guidelines:
Negative amortization capped at 110% of original loan balance
Maximum annual payment increase is 7.5%; 9.95% lifetime interest rate cap
Loans qualify at fully indexed rate (currently averaging approximately 6%)
Lowest FICO score is 620
Maximum 95% LTV; all LTVs over 80% require mortgage insurance

- Six of the Top 10 lenders offer this product type (we included IndyMac in this group)
- Our guidelines are generally speaking more conservative than the other 5 lenders offering this product
- The S&P lifetime loss levels on our 12MAT Option ARM production are on average lower than the loss levels on our other production

(1) Based on OFHEO HPI

imb IndymacBancorp, Inc
www.indymacbank.com ■ Raise your expectations.®

A Recent Staff Report (September 2005) From The Federal Reserve Bank of New York Reveals Four Misperceptions Regarding Housing Prices The price of a house is not the same as the annual cost of owning, so it does not necessarily follow from rising prices of houses that ownership is becoming more expensive High price growth is not evidence, per se, that housing is overvalued-in some local markets, house price growth can exceed the national average rate of appreciation for very long periods of time Differences in expected appreciation rates (based on historical data) and taxes (the mortgage deduction favors wealthier homeowners, as they are in higher marginal brackets) can lead to considerable variability in the price-to-rent ratio across markets The sensitivity of house prices to changes in fundamentals is higher at times when real, long-term interest rates are already low and in cities where expected price growth is high, so accelerating house price growth and outsized price increases in certain markets are not intrinsically signs of a bubble "For all of the above reasons, conventional metrics for assessing pricing in the housing market such as price-to-rent or price-to-income ratios generally fail to reflect accurately the state of housing costs. To the eyes of analysts employing such measures, housing markets can appear "exuberant," even when houses are in fact reasonably priced." Source: "Assessing High House Prices: Bubbles, Fundamentals, and Misperceptions" Staff Report no. 218, September 2005...Available at http://www.newyorkfed.org/research/staff_reports/sr218.pdf

Summary Of Conclusions On Theoretical Housing Bubble From Federal Reserve Report And Nominated Fed Chairman "Recent price growth [through 2004] is supported by basic economic factors such as low real, long-term interest rates, high income growth, and housing price levels that had fallen to unusually low levels during the mid-1990s." "[Using our] measures of home values...reveals past periods like the late 1980s where the cost of owning looked quite high relative to incomes or the cost of renting. In 2004, however, these same measures show little evidence of housing bubbles in almost any of the 46 metropolitan markets we studied." "It is impossible to state decisively whether or not a housing bubble exists, however, we can say that most housing markets did not look much more expensive in 2004 than they looked over the past 10 years, and in most major cities our valuation measures are nowhere near their historical highs." "Our evidence does not suggest that house prices cannot fall in the future if fundamental factors change. An unexpected rise in real interest rates that raises housing costs, or a negative shock to a local economy, would lower housing demand, slowing the growth of house prices, and possibly even leading to a house price decline. However, this fact does not mean that today houses are systematically mispriced." "Council of Economic Advisors Chairman Ben Bernanke, who recently was nominated to replace Alan Greenspan at the helm of the Federal Reserve, does not believe there is a housing bubble that is on the verge of popping. He attributes the nearly 25-percent jump in home prices recorded over the past two years to robust job, income and household growth." Excerpts from "Assessing High House Prices: Bubbles, Fundamentals, and Misperceptions" Staff Report no. 218, September 2005 From Washington Post (10/27/05)

Sources: (1) US Census Bureau, DQNews, Office of Policy Development and Research (2) For Comparison purposes NYSE % of equities traded in 2004 was 99% (3) U.S. Census Bureau, 1990 Census & 2004 American Community Survey Looking at LA County As An Example, The Number Of Households In Higher Income Brackets Grew 10 Times Faster Than Total Households...Constrained (Inelastic) Housing Supply And Low Interest Rates Are The Economic Factors Driving Home Price Appreciation Home Prices/Household Income (3) 2004 New and Existing Home Sales-to- Total Housing Stock (1) (2) (Percent of housing units traded annually) LA County 1990 2004 CAGR HOUSING VALUE Median (dollars) 226,400 395,424 4.1% INCOME Households 2,994,343 3,194,434 0.5% $0 to $74,999 2,535,747 2,260,575 -0.8% $75,000 to $99,999 223,273 361,370 3.5% $100,000 to $149,999 144,094 352,078 6.6% $150,000 or more 91,229 220,411 6.5% Median household income (dollars) 34,965 45,958 2.0% Wtd Avg 5.2% 3.4% 6.6% LA County U.S.

The Average American Household Is Incredibly Strong As Demonstrated By The Growth In Their Net Worth And Disposable Income-Consumers Would Be Rated AAA As A Public Company Source: Federal Reserve Flow of accounts of the United States First Quarter 2005, U.S. Census Bureau Diversified portfolio of assets...leveraged less than 1:1 Home leverage increased modestly from 34% to 44% over the past 30 years ($ in trillions except where noted) Q1 2005 1975 CAGR Homes 17.71 $ 1.37 $ 9% Durable Goods 3.72 $ 0.53 $ 7% Total Tangible Assets 21.43 $ 1.90 $ 9% Total Financial Assets 36.51 $ 3.67 $ 8% Total Assets 57.94 $ 5.58 $ 8% Liabilities Home Mortgages 7.73 $ 0.46 $ 10% Consumer Credit 2.12 $ 0.21 $ 8% Other 0.48 $ 0.07 $ 7% Total Liabilities 10.33 $ 0.74 $ 9% Net Worth 47.61 $ 4.84 $ 8% Net Worth per Household ($ thousands) 421 $ 66 $ 7% Disposable Income 8.95 $ 1.19 $ 7% Balance Sheet of Households

Historical Returns And Performance

Management Has A Strong Track Record Of Growth And Returns Over Various Interest Rate Environments

(Dollars in millions, except per share data)	09/30/05	(1) 12/31/99	CAGR 5.75 years	(1) 12/31/92	CAGR inception to date
Total assets	$19,628	$4,025	32%	$714	30%
Deposits	$7,261	$0	nm	$0	nm
Total equity	$1,480	$828	11%	$119	22%
# of shares outstanding (millions)	64	75	-3%	14	13%
Net revenues (YTD 05 annualized)	$1,100	$267	28%	$8	47%
Earnings (YTD 05 annualized)	$304	$68	30%	$5	38%
EPS (YTD 05 annualized)	$4.61	$0.86	34%	$0.21	27%
ROE	23%	9%	18%	4%	15%
Debt to equity ratio	12.3:1	3.9:1	22%	5.0:1	7%
Market capitalization	$2,513	$957	18%	$75	32%
Loan production (YTD 05 annualized)	$59,125	$6,980	45%	$0	nm
Capitalized servicing portfolio	$73,787	$7,747	48%	$0	nm

Comparative Annualized Returns:	YTD 10/28/05	12/99-9/05	12/92-9/05
IndyMac	**12%**	**24%**	**24%**
Dow Jones Industrial Average	-2%	1%	12%
S&P 500	0%	-2%	11%

(1) 1999 marked the beginning of IndyMac's transition to a depository institution and taxable entity (earnings and EPS in 1999 are presented pro forma fully-taxed). 12/31/92 marked inception of IndyMac's transition from a passive REIT to an operating mortgage banker with current senior management.

imb IndymacBancorp, Inc

www.indymacbank.com ■ Raise your expectations.®

Total Return To Shareholders Has Been Very Strong Over The Long Term, But Recently The Stock Price Has Been Under Pressure "Though IndyMac's business has performed well and our stock is still up for the year, it is currently down nearly 20 percent from the year's high. This is primarily due to the fact that the mortgage industry is experiencing some challenges and there is widespread concern that conditions for our industry will get worse before they get better. Whether or not these concerns actually become reality is anyone's guess. I would note that the IndyMac management team has been running this company for over 12 years and has managed through many cycles. During these times, IndyMac traditionally has redoubled its efforts, outperformed the vast majority of its competitors and emerged from these periods stronger and more profitable. I expect IndyMac's performance this time will be no different," commented Michael W. Perry, Chairman and Chief Executive Officer of IndyMac Bancorp, Inc.

Appendix

Q4 05 EPS Forecast Comparable to Q3 05 Results The FASB postponed required implementation of SFAS 123R for calendar year-end companies until 2006, so IndyMac will implement it effective January 1, 2006 as required. Actual ($ in millions except per share amounts) Q3 05 Q4 05 2005 IndyMac's EPS Before Stock Option Expense (1) 1.18 $ $ 1.18 $ 4.65 MBA mortgage forecast 775,000 $ 612,000 $ 2,778,000 $ IndyMac mortgage production 16,950 $ 16,657 $ 59,409 $ IndyMac mortgage market share 2.19% 2.72% 2.14% Thrift net interest margin 1.96% 2.03% 2.04% Net interest margin total 2.09% 2.17% 2.20% Mortgage banking revenue margin 1.23% 1.16% 1.41% % of mortgage production sold 92% 92% 88% Mortgage servicing/securities income 10 $ 12 $ 49 $ Constant prepayment speeds on MSRs 25.7% 20.5% 22.4% Operating expenses to loans produced 0.86% 0.89% 0.98% Average earning assets 21,122 $ 20,692 $ 19,368 $ Period end interest rate assumptions based on forward curve Fed Funds 3.75% 4.25% 4.25% 1-Mo. LIBOR 3.86% 4.33% 4.33% 10-Year Treasury Rate 4.32% 4.51% 4.51% Spread 10-year T.R. to 1-Mo. LIBOR 0.46% 0.18% 0.18% Forecast

Reconciliation of Pro Forma Net Earnings to GAAP The above table provides a reconciliation of IndyMac's results on both a GAAP basis and on a pro forma basis excluding the SAB 105 adjustment. This table is provided to assist investors with an evaluation of the Company's results in comparison to prior periods. Reconciliation of GAAP and Pro Forma Items ($ in millions, except per share data) GAAP Adjustments Pro Forma Gain on sale of loans 98 $ 11 $ 109 $ Net revenues 204 11 215 Income taxes 32 5 37 Net earnings 50 $ 6 $ 56 $ Diluted earnings per share 0.78 $ 0.10 $ 0.88 $ Three Months Ended September 30, 2004

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